Exhibit 10.3

FORM OF SERVICES AGREEMENT, dated as of [            ], 200[ ] (the “Agreement”), by and among LNR Management LLC, a Delaware limited liability company (the “Manager”), LNR Capital Corporation, a Maryland corporation (the “Company”), and LNR Property Holdings Ltd., a Bermuda exempted company (“LNR”).

W I T N E S S E T H:

WHEREAS, the Manager has entered into a management agreement (as such agreement may be amended from time to time, the “Management Agreement”), dated as of [       ], 200[  ], between the Company and the Manager; and

WHEREAS, LNR desires to provide such services, including personnel, services and resources, to the Manager to enable the Manager to perform its duties under the Management Agreement.

NOW THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.                                       Agreement to Provide Services.  LNR agrees to provide or cause to be provided to the Manager, and for the benefit of the Manager and the Company, such personnel, services and resources to enable the Manager to carry out its obligations and responsibilities under Section 2 of the Management Agreement as if it were a party thereto.

2.                                       Term.  Except as provided in Section 3, this Agreement will terminate upon the termination of the Management Agreement.

3.                                       Assignments.  Except (i) as provided under the Management Agreement or (ii) to a party that (a) acquires all or a substantial portion of the personnel and resources of LNR necessary to perform the duties of LNR under this Agreement and (b) assumes the duties of LNR under this Agreement whereupon this Agreement shall automatically terminate upon any such assignment, this Agreement may not be assigned by any party hereto, in whole or in part, unless such assignment is consented to in writing by the other parties.

4.                                       Fees and Expenses.  Nothing in this Agreement shall be deemed (i) to affect any expense reimbursement or fee obligations owed by the Company to the Manager under the Management Agreement or (ii) to preclude or affect any expense reimbursement or fee arrangement between the Manager and LNR.

5.                                       Right of First Offer.  For the benefit of the Company and the Manager, LNR agrees to be bound by all of the provisions of Section 3(a) of the Management Agreement as if it were a party thereto.

6.                                       Governing Law.  This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

7.                                       Counterparts.  This Agreement may be executed by the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.                                       Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.                                       Binding Nature of Agreement; Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided in this Agreement.

10.                                 Amendments.  This Agreement may not be modified or amended other than by an agreement in writing signed by the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LNR MANAGEMENT LLC

By:
Name:
Title:

LNR PROPERTY HOLDINGS LTD.

By:
Name:
Title:

LNR CAPITAL CORPORATION

By:
Name:
Title:

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